UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 24, 2013

UGI Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-11071	23-2668356
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

460 No.Gulph Road, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610 337-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 24, 2013, UGI Corporation (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”). The shareholders (i) elected all nine nominees to the Board of Directors, (ii) adopted a resolution approving the Company’s executive compensation, (iii) adopted a resolution approving the Company’s 2013 Omnibus Incentive Compensation Plan, and (iv) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2013.

1.	The table below sets forth (i) the number of votes cast for each director nominee, (ii) the number of votes withheld from each director nominee and (iii) the number of broker non-votes for each director nominee. There were no abstentions with respect to the election of the Company’s directors.

DIRECTOR NOMINEES	FOR	WITHHELD	BROKER NON-VOTES
Richard W. Gochnauer	85,438,408	737,966	13,738,156
Lon R. Greenberg	82,891,106	3,285,268	13,738,156
Frank S. Hermance	84,061,256	2,115,118	13,738,156
Ernest E. Jones	83,560,150	2,616,224	13,738,156
Anne Pol	83,597,857	2,578,517	13,738,156
M. Shawn Puccio	85,436,468	739,906	13,738,156
Marvin O. Schlanger	83,584,831	2,591,543	13,738,156
Roger B. Vincent	85,720,217	456,157	13,738,156
John L. Walsh	85,435,398	740,976	13,738,156

2.	The number of votes cast for and against, the number of abstentions and the number of broker non-votes for the advisory vote on the resolution to approve the Company’s executive compensation is as follows:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
80,298,316	4,236,539	1,641,519	13,738,156

3.	The number of votes cast for and against, the number of abstentions and the number of broker non-votes for the vote on the resolution to approve the Company’s 2013 Omnibus Incentive Compensation Plan is as follows:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
70,045,522	15,706,574	424,278	13,738,156

4.	The number of votes cast for and against, the number of abstentions and the number of broker non-votes for the ratification of the appointment of PricewaterhouseCoopers LLP is as follows:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
98,712,891	927,477	274,162	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

January 29, 2013	By:	/s/ Monica M. Gaudiosi

Name: Monica M. Gaudiosi
Title: Vice President and General Counsel, Secretary